UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Section 240.14a-12

FIRST FOUNDATION INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY — SUBJECT TO COMPLETION — DATED AUGUST 16, 2024
FIRST FOUNDATION INC.
[•], 2024
Dear Fellow Stockholder:
The Board of Directors (the “Board”) and I would like to extend you an invitation to attend a special meeting of the stockholders (the “Special Meeting”) of First Foundation Inc. (the “Company”). The Special Meeting will be held on [•], 2024, at [•] Central Time, at [•].
On July 8, 2024, the Company raised approximately $228 million of gross proceeds in an equity capital raise anchored by several well-respected investment firms, including affiliates of each of Fortress Investment Group, Canyon Partners, Strategic Value Bank Partners, and North Reef Capital. We believe the proceeds from this capital raise will provide the Company with the financial strength and flexibility to improve its balance sheet while refocusing on opportunities to profitably build the Company’s deposit base, loan portfolio and high-performing wealth management business across its attractive markets. At the meeting, you will be asked to consider and vote on three important proposals relating to this capital raise.
Your vote is important. We believe approval of these proposals will provide material capital and financial benefits to the Company as further explained in the accompanying Proxy Statement. In particular, your approval of Proposal No. 1 (Authorized Share Amendment Proposal) and Proposal No. 2 (Share Issuance Proposal) are necessary to (i) complete the recapitalization envisioned by the recently completed capital raise, (ii) ensure that the new investors convert or exchange their dividend-bearing preferred stock to common stock to the greatest extent possible, and (iii) enable the Company to obtain the full capital benefits of the recently completed capital raise by improving the Company’s tangible common equity.
Your attention is directed to the accompanying Proxy Statement for a more complete statement of matters to be considered at the Special Meeting, and important information concerning the proposals to be considered at the meeting.
Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about [•], 2024, informing them of the availability online of the accompanying Proxy Statement. You may choose to access these materials online, or you may request paper or e-mail copies.
You will be able to vote your shares over the Internet, by telephone, or by completing, signing and returning by mail a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement and on your proxy or voting instruction card.
Thank you for your ongoing support. We look forward to seeing you at our Special Meeting.
Sincerely,
Scott F. Kavanaugh
Chief Executive Officer
200 Crescent Court, Suite 1400, Dallas, Texas 75201 (469) 638-9636

FIRST FOUNDATION INC.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held [•], 2024
NOTICE TO THE STOCKHOLDERS OF FIRST FOUNDATION INC.:
The special meeting of the stockholders (the “Special Meeting”) of First Foundation Inc. (the “Company”) will be held on [•], 2024, at [•] Central Time, at [•], for the following purposes:
1.
To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Authorized Share Amendment Proposal”);

2.
To approve the issuance of shares of common stock in connection with the July 2024 Capital Raise (as defined in the accompanying Proxy Statement) pursuant to New York Stock Exchange listing rules (the “Share Issuance Proposal”); and

3.
To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the Authorized Share Amendment Proposal and the Share Issuance Proposal have not been obtained by the Company (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The Company’s Board of Directors unanimously recommends that you vote “FOR” the Authorized Share Amendment Proposal, “FOR” the Share Issuance Proposal, and, if presented, “FOR” the Adjournment Proposal.
Only stockholders of record at the close of business on August 5, 2024 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about [•], 2024, informing them of the availability online of the proxy materials relating to the Special Meeting.
Whether or not you plan to attend the Special Meeting, please be sure to vote over the Internet, by telephone, or by completing, signing and returning the enclosed proxy card so that your shares may be voted in accordance with your wishes. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Special Meeting.
Regardless of how many shares you own, your vote will be important. Thank you for your continued support, interest and investment in First Foundation Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON [•], 2024: A complete set of proxy materials relating to the Special Meeting is available on the Internet under the “Financials” tab at https://investor.ff-inc.com.
By Order of the Board of Directors:
Erica Dorsett
Corporate Secretary
[•], 2024

FIRST FOUNDATION INC.
PROXY STATEMENT

Introduction	1
Questions and Answers About the Special Meeting	2
Summary of the July 2024 Capital Raise	7
Proposal No. 1: Approve and Adopt an Amendment of the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 Shares to 200,000,000 Shares	14
Proposal No. 2: Approve the Issuance of Shares of Common Stock Upon Conversion of Preferred Shares of the Company Issued In Connection with the July 2024 Capital Raise	20
Proposal No. 3: Approve the Adjournment of the Special Meeting	25
Security Ownership of Certain Beneficial Owners and Management	26
Stockholder Proposals and Director Nominations	28
Solicitation of Proxies	28
Householding	28
Other Matters	29
Forward-Looking Statements	29
Appendix A	A-1
Appendix B	B-1

i

FIRST FOUNDATION INC.
200 Crescent Court, Suite 1400
Dallas, Texas 75201
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held [•], 2024
INTRODUCTION
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of First Foundation Inc., a Delaware corporation, for its special meeting of stockholders which will be held on [•], 2024, at [•] Central Time, at [•]. This Proxy Statement and the proxy card are first being made available to stockholders on or about [•], 2024. As a matter of convenience, in this Proxy Statement we will refer to First Foundation Inc. as “FFI” or as the “Company” or “we,” “us” or “our” and our special meeting of stockholders as the “Special Meeting.”
All stockholders are cordially invited to attend the Special Meeting in person. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares over the Internet, by telephone, or by completing, signing and returning the enclosed proxy card by mail.
We will begin mailing a Notice of Internet Availability of Proxy Materials and voting instructions to our stockholders on or about [•], 2024, informing them of the availability online of the proxy materials relating to the Special Meeting.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY CARD OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Why Did You Send Me This Proxy Statement?
The Board is soliciting your proxy and providing you this Proxy Statement because you were an owner of record of shares of our common stock, par value $0.001 per share (the “common stock”), as of the close of business on August 5, 2024, which is the record date for our Special Meeting (the “Record Date”) and, therefore, pursuant to applicable law and the Company’s bylaws (the “Bylaws”), you are entitled to receive notice of and to vote your shares of common stock at the Special Meeting.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
Why is the Company Convening a Special Meeting of Stockholders?
On July 8, 2024, the Company raised approximately $228 million of gross proceeds in an equity capital raise (the “July 2024 Capital Raise”) pursuant to separate investment agreements dated July 2, 2024 with (i) an affiliate of Fortress Credit Advisors LLC (“Fortress”), (ii) affiliates of Canyon Partners, LLC (“Canyon”), (iii) an affiliate of Strategic Value Bank Partners, LLC (“SVBP”), and (iv) certain other investors (the “Other Investors” and, collectively with Fortress, Canyon and SVBP, the “Investors”, and the investment agreements entered into with each of the Investors on July 2, 2024, collectively, the “Investment Agreements”). At the closing of the transactions contemplated by the Investment Agreements (the “Closing”), the Company sold and issued to the Investors, in the aggregate, (a) 11,308,676 shares of common stock at a purchase price per share of $4.10; (b) 29,811 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series A Noncumulative Convertible Preferred Stock (the “Series A Preferred Stock”), at a price per share of $4,100, and each share of which is convertible into 1,000 shares of common stock (or, in certain limited circumstances, one share of Series B Preferred Stock (as defined below)); (c) 14,490 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock (the “Series B Preferred Stock”, together with the Series A Preferred Stock, the “Preferred Stock”), at a price per share of $4,100, and each share of which is convertible into 1,000 shares of common stock; and (d) net-settled warrants (the “Issued Warrants”), which are not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $5,125 per share, 22,239 shares of a new class of non-voting, common-equivalent preferred stock of the Company (the “Series C NVCE Stock”), each share of which is convertible into 1,000 shares of common stock (clauses (a) through (d), collectively referred to herein as the “Investment”). For more information about the July 2024 Capital Raise, please see “Summary of the July 2024 Capital Raise.”
Pursuant to the Investment Agreements, the Company agreed to convene and hold the Special Meeting for the purpose of seeking stockholder approval of the Authorized Share Amendment Proposal and the Share Issuance Proposal (each as defined in the accompanying Notice of Special Meeting of Stockholders) so that the Preferred Stock and the Series C NVCE Stock issuable upon exercise of the Issued Warrants will convert or be convertible into shares of common stock.
We are asking our stockholders to approve the Authorized Share Amendment Proposal because without such approval, there will be insufficient authorized but unissued shares of common stock to facilitate the conversion of all of the shares of Preferred Stock and shares of Series C NVCE Stock issuable upon the exercise of the Issued Warrants. The Company’s Certificate of Incorporation authorizes 100,000,000 shares of common stock. As of the Record Date, there were 67,852,058 shares of common stock outstanding. The conversion of all of the shares of Preferred Stock would result in a total issuance of approximately 44,301,000 additional shares of common stock, and the conversion of all the shares of Series C NVCE Stock issuable upon exercise of all of the Issued Warrants would result in the issuance of approximately 22,239,000 additional shares of common stock (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full), which, combined with the shares of common stock outstanding as of the Record Date, would amount to approximately 134,392,058 shares of common stock. If the number of authorized shares of common stock is not increased, there would only be 32,147,942 shares of common stock available for future issuance, based on the number of shares outstanding on the Record Date, which would limit the Company’s ability to raise additional capital and convert the Preferred Stock and the Series C NVCE Stock issuable upon exercise of the Issued Warrants into common stock.
We are asking our stockholders to approve the Share Issuance Proposal in accordance with Section 312.03(c) of the NYSE’s Listed Company Manual (“NYSE Rule 312.03(c)”), which requires that a company with securities listed on NYSE obtain stockholder approval of the issuance of common stock in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock (the “20% Cap”), unless one or more of the exceptions in NYSE Rule 312.03(c) apply. The shares of common stock to be issued upon conversion of all of the Preferred Stock issued in the Investment and the Series C NVCE Stock issuable upon the exercise of all of the Issued Warrants issued in the Investment would exceed the 20% Cap.
The conversion of the Preferred Stock and Series C NVCE Stock into common stock would have a dilutive effect on the voting power of the common stock issued and outstanding. However, approval of the Authorized Share Amendment Proposal and the Share Issuance Proposal will, among other things, have the beneficial effect of improving the Company’s capital ratios, eliminating costly dividends and dividend blockers, and eliminating the liquidation preference of the Preferred Stock. For additional information regarding the consequences associated with the approval and disapproval of the Authorized Share Amendment Proposal and the Share Issuance Proposal, please refer to “Proposal No. 1: Approve and Adopt an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 Shares to 200,000,000 Shares” and “Proposal No. 2: Approve the Issuance of Shares of Common Stock Upon Conversion of Preferred Shares of the Company Issued in Connection with the July 2024 Capital Raise.”
How Many Votes Do I Have?
Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted on at the Special Meeting, except that no investor in the July 2024 Capital Raise will be permitted to vote any shares of common stock received by such investor in connection with its investment as part of the July 2024 Capital Raise on the Share Issuance Proposal. On the Record Date, a total of 67,852,058 shares of common stock were entitled to vote.
Who Is Soliciting My Vote?
The Board, on behalf of the Company, is soliciting your proxy to vote your shares of common stock on all matters scheduled to come before the Special Meeting, whether or not you attend in person. By submitting your proxy and voting instructions over the Internet, by telephone, or by completing, signing, dating and returning the proxy card, you are authorizing the persons named as proxies to vote your shares of common stock at the Special Meeting as you have instructed.
Additionally, the Company has retained Sodali & Co. LLC, a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our Internet website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our Internet website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

If you have questions or need help voting your shares, please contact our proxy solicitation firm:
430 Park Avenue, 14th Floor
New York, NY 10022
Stockholders Call Toll Free: (800) 662-5200
E-mail: FFWM@investor.sodali.com
How Can I Vote My Shares?
If you were a stockholder of record on August 5, 2024, you may vote by any of the following methods:
Voting over the Internet or by Telephone.   You may vote your shares over the Internet by following the instructions provided at www.proxyvote.com. Alternatively, you may vote your shares by telephone by calling, toll-free, 1-800-690-6903. Internet and telephone voting are available 24 hours a day until 11:59 p.m. Eastern Time on [•], 2024. Our Internet and telephone voting procedures are designed to authenticate each stockholder by using an individual control number that is located on your proxy card. If you vote on the Internet or by telephone, you do not need to return your proxy card.
Voting by Mail.   Stockholders may vote by mail, by completing, dating and signing and then returning the enclosed proxy card.
Voting In Person at the Special Meeting.   As always, you may vote in person if you attend the Special Meeting.
Even if you vote over the Internet, by telephone, or by mail, you may later change your vote by taking, prior to the Special Meeting, one of the actions described in the subsection below entitled “How Can I Revoke My Proxy and Change My Vote?” or by attending the Special Meeting and voting in person.
All shares that are properly voted by a stockholder, whether over the Internet, by telephone, or by mail, and not properly revoked, will be voted at the Special Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board.
Voting on Other Matters.   If other matters are properly presented for a vote of the stockholders at the Special Meeting, the Board will have discretion to determine how shares for which proxies have been received will be voted on such matters. As of the date of this Proxy Statement, we did not know of any other matters to be presented for a vote of the stockholders at the Special Meeting.
However, if your shares are held in a brokerage or bank account or by a nominee holder, please read the information below under the subsection entitled “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted in accordance with your wishes.
Voting Shares Held by Brokers, Banks and Other Nominee Holders
If, on the Record Date, your shares are held in a brokerage account, by a bank or by a nominee holder, you are deemed to be the “beneficial owner” of those shares, holding them in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee. Please follow the instructions from your broker, bank, or other nominee included with these proxy materials, or contact your broker, bank, or other nominee to request a legal proxy. If you hold your shares in “street name,” please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form provided by your broker, bank, or other nominee so that your vote can be counted. The voting instruction form provided by your broker, bank, or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.
What Are Broker Non-Votes and How Will They Affect the Voting at the Special Meeting?
Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine” proposals, if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. A broker non-vote occurs when a broker does not vote on a particular proposal because it does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
We expect that each of the Authorized Share Amendment Proposal, the Share Issuance Proposal and the Adjournment Proposal will be non-discretionary. Accordingly, if you hold your shares in street name and you do not instruct your bank or broker how to vote on these proposals, no votes will be cast on your behalf on these proposals. These uncast “votes” are referred to as broker non-votes. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal.
IF YOUR SHARES ARE HELD IN “STREET NAME,” WE ENCOURAGE YOU TO PROVIDE VOTING INSTRUCTIONS ON A VOTING INSTRUCTION FORM PROVIDED BY THE BROKER, BANK, OR OTHER NOMINEE THAT HOLDS YOUR SHARES, IN EACH CASE BY CAREFULLY FOLLOWING THE INSTRUCTIONS PROVIDED.
What is the Recommendation of the Board and How Will the Board Vote My Proxy?
The Board unanimously recommends that the stockholders vote “FOR” the Authorized Share Amendment Proposal, “FOR” the Share Issuance Proposal, and, if presented, “FOR” the Adjournment Proposal.
If you grant us your proxy to vote your shares, and you do not revoke that proxy prior to or at the Special Meeting, in accordance with the procedures set forth under “How Can I Revoke My Proxy and Change My Vote?” below, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted “FOR” the Authorized Share Amendment Proposal, “FOR” the Share Issuance Proposal, and, if presented, “FOR” the Adjournment Proposal.
If any other matter should be presented at the Special Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account or by a nominee, please read the information above under the subsection entitled “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted.
What is the Vote Required to Approve the Proposals that will be Voted on at the Special Meeting?
Quorum Requirement.   The Bylaws require that a quorum — that is, the holders of a majority of all of the shares entitled to vote at the Special Meeting — be present, either in person or by proxy, before any business may be transacted at the Special Meeting (other than adjourning the Special Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
Authorized Share Amendment Proposal.   Approval of the Authorized Share Amendment Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the Authorized Share Amendment Proposal.
Share Issuance Proposal.   Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as an “against” vote. Broker non-votes will have no effect on the outcome of this vote.
Adjournment Proposal.   Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as an “against” vote. Broker non-votes will have no effect on the outcome of this vote.
How Can I Revoke My Proxy and Change My Vote?
If you are a registered owner and have given us your proxy (whether over the Internet, by telephone or by mail), you may change your vote by taking any of the following actions:
•
Sending a written notice to us that you are revoking your proxy, addressed to the principal executive office of the Company, at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Special Meeting commences. If, however, after sending us a written notice of revocation, you fail to vote your shares by any of the following methods, then none of your shares can be voted at the Special Meeting.

•
Sending us another proxy, by mail, dated at a later date than your earlier proxy. However, to be effective, that later-dated proxy must be received by the Company before the Special Meeting commences and must be dated and signed by you. If you fail to date or fail to sign that later-dated proxy, it will not be treated as a revocation of an earlier-dated proxy and your shares will be voted in accordance with your earlier voting instructions.

•
Attending the Special Meeting and voting in person in a manner that is different than the voting instructions contained in your earlier proxy or voting instructions.

•
Sending another proxy over the Internet or by telephone.

However, if your shares are held by a broker or by a bank or other nominee holder, you will need to contact your broker, bank or nominee holder if you wish to revoke your earlier voting instructions.

SUMMARY OF THE JULY 2024 CAPITAL RAISE
The July 2024 Capital Raise
On July 2, 2024, the Company entered into the Investment Agreements with Fortress, Canyon, SVBP and the Other Investors. Pursuant to the Investment Agreements, on the terms and subject to the conditions set forth therein, at the Closing, the Investors invested an aggregate of approximately $228 million in the Company. Of the total investment amount, Fortress invested approximately $115 million, Canyon invested approximately $46 million, SVBP invested approximately $22 million and the Other Investors invested approximately $45 million in the aggregate.
The challenges brought on by the current economic cycle have pressured net interest margins, earnings, and capital bases industrywide. Specific to the Company, the significant increases in market interest rates led to an increase in funding costs without a commensurate increase in asset yields and a subsequent decline in net interest income. Though action was taken to promptly reduce expenses, including reductions in force and run-rate expenses across the enterprise, the revenue decline significantly impacted the Company’s earnings and its ability to organically generate additional capital. Unlike those of many of its peers, the Company’s investment portfolio has not generated unrealized losses that would in any way jeopardize its capital base, but the structural interest rate risk position of the Company’s balance sheet has resulted in a decrease in earnings that was not expected to improve until market rates declined, the timing of which remained uncertain. As a result, the Company reported a net loss of $199.1 million for the year ended December 31, 2023, compared to net income of $110.5 million for the year ended December 31, 2022 and net income of $109.5 million for the year ended December 31, 2021. For the six months ended June 30, 2024, the Company reported net income of $3.9 million.
The Company’s wholly-owned bank subsidiary, First Foundation Bank (the “Bank” or “FFB”), has maintained an exemplary record of strong credit quality, and this has not changed in the current economic cycle. However, the Bank has a concentration of commercial real estate loans under regulatory guidelines such that it is expected to implement heightened risk assessment and risk management practices. At June 30, 2024, the Bank’s commercial real estate concentration (defined as non-owned occupied commercial real estate loans as a percentage of Tier 1 capital plus allowance for credit losses) was over 530%, which significantly exceeded the 300% level at which regulatory guidelines consider a bank to have a commercial real estate concentration. Coupled with the Company’s diminished earnings and general market concerns with the potential for drastic reductions in the nation’s commercial real estate values, the Bank’s commercial real estate concentration increased the Company’s reputational and regulatory risks, particularly as it related to the Company’s ability to improve its financial performance and maintain its capital position.
The proceeds from the July 2024 Capital Raise provide the Company with the ability to strengthen its balance sheet and mitigate these concerns. While the Company has not determined exactly how it will deploy the proceeds from the July 2024 Capital Raise, the Company intends to move a portion of its multifamily portfolio from Loans Held for Investment to Loans Held for Sale (“LHS”) as an important first step in a process to reduce fixed-rate loan exposure and materially improve the balances sheet’s interest rate risk positioning. The Company believes that proceeds from the July 2024 Capital Raise (i) are above and beyond that needed to support the loans’ move to LHS, and (ii) will not only provide the Company with the flexibility and time to ensure maximum value is obtained for its high-quality multifamily loans, but also provide confidence to its shareholders and the market that the Company has the capital needed to withstand any future market uncertainty while it works to return its financial performance to historical levels and reduce its commercial real estate loan concentration.
In addition to these important steps, proceeds from the July 2024 Capital Raise will allow the Company to pivot to offense and capitalize on opportunities in its existing markets. The Company intends to renew its focus on building the Bank’s commercial and industrial loan business across all markets, as well as enhance the presence of its investment advisory subsidiary, First Foundation Advisors (“FFA”), in the Company’s attractive North Texas and Southwest Florida markets. The Company believes these actions will support its goals of profitably building its core deposit base, floating-rate loan portfolio and high-performing wealth management business. Growth in these areas is expected to further improve earnings and also reduce the volatility of earnings going forward.

The Company issued non-voting preferred stock in the July 2024 Capital Raise to facilitate immediate larger equity investments in the Company in a manner that complies with applicable banking laws and regulations, including the Bank Holding Company Act of 1956, as amended, and regulations thereunder and due to the fact that the Company does not have a sufficient amount of authorized but unissued shares of common stock under the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to permit the Company to issue only common stock to the Investors. The July 2024 Capital Raise has strengthened the Company’s capital and liquidity positions and demonstrates the confidence these strategic investors have expressed in the Company after months of detailed diligence.
In the July 2024 Capital Raise, the Company sold and issued to the Investors: (a) 11,308,676 shares of common stock at a purchase price per share of $4.10 (on July 1, 2024, the day before the announcement of the July 2024 Capital Raise, the closing price of the common stock was $6.47); (b) 29,811 shares of Series A Preferred Stock, at a price per share of $4,100, and each share of which is convertible into 1,000 shares of common stock (or, in certain limited circumstances, one share of Series B Preferred Stock), and all of which shares of Series A Preferred Stock represent the right (on an as converted basis) to receive approximately 29,811,000 shares of common stock; (c) 14,490 shares of Series B Preferred Stock, at a price per share of $4,100, each share of which is convertible into 1,000 shares of common stock, and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 14,490,000 shares of common stock; and (d) Issued Warrants, which are not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $5,125 per share, 22,239 shares of Series C NVCE Stock. Each share of Series C NVCE Stock is convertible into 1,000 shares of common stock, and all of which shares of Series C NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive approximately 22,239,000 shares of common stock. The Investors are subject to a 180 day lock-up with respect to the securities purchased pursuant to the Investment Agreements.
On July 8, 2024, the Company entered into a registration rights agreement with each Investor (the “Registration Rights Agreement”), pursuant to which the Company provides customary registration rights to the Investors and their affiliates and certain permitted transferees with respect to, among other things, (a) the shares of common stock purchased under the Investment Agreements, (b) shares of common stock issued upon the conversion of shares of the Preferred Stock purchased under the Investment Agreements or issued upon the exercise of the Issued Warrants and (c) if the stockholder approvals for the Authorized Share Amendment Proposal and Share Issuance Proposal are not received on or before 120 days after the Closing, the shares of Preferred Stock. Under the Registration Rights Agreement, the Investors are entitled to customary shelf registration rights, customary demand registration rights and customary piggyback registration rights, in each case, subject to certain limitations as set forth in the Registration Rights Agreement. The Investors will additionally be entitled to request a certain number of marketed and unmarketed underwritten shelf takedowns and shall have the right to select the managing underwriter to administer any underwritten shelf takedowns provided the selection is reasonably acceptable to the Company.
The foregoing description of the Investment Agreements and the Registration Rights Agreement, and the transactions contemplated thereby, are not complete and are qualified in their entirety by reference to the full text of the Investment Agreements, which are filed as Exhibits 10.1-10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2024 and incorporated by reference herein, and the Registration Rights Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024 and incorporated by reference herein.
Terms of the Series A Preferred Stock
On July 5, 2024 the Company filed a Certificate of Designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 29,811 shares of authorized preferred stock of the Company as the Series A Preferred Stock. As of the Record Date, there are 29,811 shares of Series A Preferred Stock issued and outstanding.
Holders of Series A Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to our Certificate of Incorporation or the Series A Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

For the period of time between November 16, 2024 and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series A Certificate of Designations provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Board. After November 16, 2024, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series A Preferred Stock its full dividend at the same time.
During the period of time between the Closing and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series A Certificate of Designations also provides for a liquidation preference equal to $4,100 per share. With respect to such liquidation preference, the Series A Preferred Stock ranks pari passu with the Series B Preferred Stock, and ranks senior to the common stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series A Preferred Stock participates with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Series A Certificate of Designations), the Series A Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. The Series A Preferred Stock ranks pari passu with the Series B Preferred Stock, but senior to the common stock and Series C NVCE Stock. A “Reorganization Event” is defined in the Series A Certificate of Designations as (a) any merger or consolidation of us with or into another entity as a result of which substantially all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any transfer or disposition of all or substantially all of our property and assets pursuant to which all of our common stock is exchanged for cash, securities or other property, (c) any reclassification of our common stock into securities other than common stock or (d) any statutory exchange of all our common stock for securities of another (other than in connection with a merger or acquisition).
From and after receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series A Preferred Stock are thereafter entitled to receive dividends at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock, and shall rank as equal to the common stock in any liquidation of the Company.
Each share of Series A Preferred Stock will automatically convert into 1,000 shares of common stock in a transfer by the holder thereof consistent with the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder subject to certain limitations (a “Reg Y Transfer”), unless such conversion would require the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, in which case, such shares of Series A Preferred Stock would convert into shares of Series B Preferred Stock. The conversion rate applicable to the Series A Preferred Stock is subject to certain customary anti-dilution adjustments.
The terms of the Series A Preferred Stock are more fully described in the Series A Certificate of Designations, which is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024 and incorporated by reference herein.
Terms of the Series B Preferred Stock
On July 5, 2024, the Company filed a Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 14,490 shares of authorized preferred stock of the Company as the Series B Preferred Stock. As of the Record Date, there were 14,490 shares of Series B Preferred Stock issued and outstanding.
Holders of Series B Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to our Certificate of Incorporation or the Series B Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Series B Preferred Stock.
For the period of time between November 16, 2024 and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series B Certificate of

Designations provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Board. After November 16, 2024, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series B Preferred Stock its full dividend at the same time.
The Series B Certificate of Designations also provides for a liquidation preference equal to $4,100 per share. With respect to such liquidation preference, the Series B Preferred Stock ranks pari passu with the Series A Preferred Stock, and ranks senior to the common stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series B Preferred Stock participates with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Series B Certificate of Designations), the Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series B Preferred Stock ranks pari passu with the Series A Preferred Stock, but senior to the common stock and Series C NVCE Stock. A “Reorganization Event” is defined in the Series B Certificate of Designations as (a) any merger or consolidation of us with or into another entity as a result of which substantially all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any transfer or disposition of all or substantially all of our property and assets pursuant to which all of our common stock is exchanged for cash, securities or other property, (c) any reclassification of our common stock into securities other than common stock or (d) any statutory exchange of all our common stock for securities of another (other than in connection with a merger or acquisition).
Upon receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the shares of Series B Preferred Stock will automatically convert into 1,000 shares of common stock for each converting share of Series B Preferred Stock.
The terms of the Series B Preferred Stock are more fully described in the Series B Certificate of Designations, which is included as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024 and incorporated by reference herein.
Terms of the Series C NVCE Stock
On July 5, 2024, the Company filed a Certificate of Designations (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 22,239 shares of authorized preferred stock of the Company as the Series C NVCE Stock. As of the Record Date, there are no shares of Series C NVCE Stock issued and outstanding. Shares of Series C NVCE Stock are issuable upon exercise of the Issued Warrants.
Holders of Series C NVCE Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to our Certificate of Incorporation or the Series C Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Series C NVCE Stock.
Holders of Series C NVCE Stock are entitled to receive dividends at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock. The Board cannot declare or pay any cash dividend or make cash distributions in respect of the common stock, unless the Board declares and pays to the holders of Series C NVCE Stock at the same time and on the same terms as the holders of common stock, the dividend to which the shares of Series C NVCE Stock are entitled.
In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series C NVCE Stock are entitled to receive, in preference to the holders of the common stock, an amount per share equal to $0.0001, and would then participate equally with the common stock in the remainder of the distributions.
Each share of Series C NVCE Stock will automatically convert into 1,000 shares of common stock in a Reg Y Transfer, unless such conversion would require the receipt of the requisite stockholder approval of the Authorized Share Amendment or the Share Issuance, in which case, only the maximum number of shares of Series C NVCE Stock that can convert into common stock without receipt of the requisite stockholder approval of the Authorized Share Amendment or the Share Issuance will convert into shares of common stock. The conversion rate applicable to the Series C NVCE Stock is subject to certain customary anti-dilution adjustments.
The terms of the Series C NVCE Stock are more fully described in the Series C Certificate of Designations, which is included as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024 and incorporated by reference herein.
In addition, notwithstanding anything to the contrary set forth in their respective Investment Agreements, the Certificates of Designations or the Issued Warrants, certain Investors are restricted from converting, exchanging or exercising its Preferred Stock, Series C NVCE Stock and/or Issued Warrants to the extent such conversion, exchange or exercise would result in such Investor together with its affiliates beneficially owning in excess of 9.99% of the shares of common stock then outstanding.
Terms of the Issued Warrants
On July 8, 2024, the Company issued the Issued Warrants to purchase (in the aggregate) 22,239 shares of Series C NVCE Stock, each at an exercise price of $5,125 per share, subject to customary anti-dilution adjustments provided under the Issued Warrants. On and following January 5, 2025, and prior to 5:00 pm (New York City time) on July 8, 2031, the Issued Warrants may be exercised, on a net share settlement basis, by the holder thereof. Prior to January 5, 2025, the Investors (and certain affiliates of the Investors) are prohibited from (a) transferring, selling or disposing of any shares of common stock or Preferred Stock or the Issued Warrant issued pursuant to an applicable Investment Agreement (subject to certain exceptions, such as certain transfers to affiliates), or (b) effecting or entering any short sale or similar hedge of any shares of common stock or Preferred Stock or the Issued Warrant (subject to certain exceptions). If a holder of Issued Warrants fails to comply with the foregoing restrictions, the holder’s Issued Warrants will automatically be forfeited.
The terms of the Issued Warrants are more fully described in the Issued Warrant, a form of which is included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2024 and incorporated by reference herein.
Board of Directors Reconstitution and Addition of Simone Lagomarsino as President
Pursuant to the Investment Agreements, the size of the Board was reduced from ten directors to nine directors effective as of the Closing. Following the Closing, the Company is required to reconstitute the Board such that it will again be comprised of ten directors, five of whom will be current members of the Board, including our Chief Executive Officer Scott F. Kavanaugh. Fortress is entitled to nominate two representatives to be elected to the Board, each subject to certain conditions such as (a) the receipt of certain approvals, consents or non-objections and the completion of any applicable waiting periods and (b) the satisfaction of certain eligibility requirements (collectively, “Eligibility Requirements”). So long as Fortress and its affiliates beneficially own at least (A) the lesser of (i) 9.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that Fortress beneficially owns immediately following the Closing, Fortress will retain the right to designate two representatives to be elected to the Board and (B) the lesser of (i) 2.5% of the outstanding shares of common stock (on an as-converted basis) or (ii) 25% of the shares of common stock (on an as-converted basis) that Fortress beneficially owns immediately following the Closing, Fortress will retain the right to designate one representative to be elected to the Board. Canyon is entitled to nominate one representative to be elected to the Board, subject to Eligibility Requirements, so long as Canyon and its affiliates beneficially own at least (i) 4.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that Canyon acquired in the Investment. SVBP is entitled to nominate one representative to be elected to the Board, subject to Eligibility Requirements, so long as SVBP and its affiliates beneficially own at least (i) 4.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that SVBP acquired in the Investment.
The Investment Agreements also required that the size of the board of directors of the Bank (the “Bank Board”) be reduced from ten directors to nine directors effective as of the Closing, and that five of such directors be current members of the Bank Board, including our Chief Executive Officer Scott F. Kavanaugh. At Closing, Fortress had the right to designate one representative to be elected to the Bank Board; Canyon had the right to designate one representative to be elected to the Bank Board; and SVBP had the right to designate one representative to be elected to the Bank Board. Following the Closing, the Bank Board will be expanded back to ten directors, and Fortress will be eligible to nominate a second representative to be elected to the Bank Board, subject to Eligibility Requirements. So long as Fortress and its affiliates beneficially own at least (A) the lesser of (i) 9.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that Fortress beneficially owns immediately following the Closing, Fortress will retain the right to designate two representatives to be elected to the Bank Board and (B) the lesser of (i) 2.5% of the outstanding shares of common stock (on an as-converted basis) or (ii) 25% of the shares of common stock (on an as-converted basis) that Fortress beneficially owns immediately following the Closing, Fortress will retain the right to designate one representative to be elected to the Bank Board. Canyon will retain its right to designate one representative to be elected to the Bank Board so long as Canyon, and its respective affiliates, beneficially own at least (i) 4.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that Canyon acquired in the Investment. SVBP will retain its right to designate one representative to be elected to the Bank Board so long as SVBP, and its respective affiliates, beneficially own at least (i) 4.9% of the outstanding shares of common stock (on an as-converted basis) or (ii) 50% of the shares of common stock (on an as-converted basis) that SVBP acquired in the Investment.
As a result, in connection with the July 2024 Capital Raise, the Company and the Bank each reconstituted its board of directors, as described below:

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Director Ulrich E. Keller, Jr. resigned from the Board and the Bank Board, effective as of July 8, 2024.

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Directors John A. Hakopian, David G. Lake, Diane M. Rubin, CPA, and Gabriel V. Vazquez (i) gave notice of their intent to resign from the Board, subject to the acceptance of such resignations by the Company, which is anticipated to occur concurrently with the appointment of their successors following receipt of all necessary regulatory approvals, and (ii) resigned from the Bank Board, effective as of July 8, 2024. Following such resignations, the size of the Board and the Bank Board were each reduced from ten to nine directors.

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Sam Edelson, Henchy R. Enden, Benjamin Mackovak and Simone Lagomarsino (the “New Directors”) were appointed to the Bank Board, effective as of July 8, 2024. Mr. Edelson was appointed to serve as a director in connection with Canyon’s investment, Ms. Enden was appointed to serve as a director in connection with Fortress’s investment, and Mr. Mackovak was appointed to serve as a director pursuant to SVBP’s investment. At present, the Bank Board is comprised of the New Directors and the following board members that served prior to the July 2024 Capital Raise: Scott F. Kavanaugh, Max. A Briggs, CFP, Elizabeth Pagliarini, Mitchell M. Rosenberg, Ph.D, and Jacob P. Sonenshine, J.D., CFA.

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The Company anticipates that the New Directors will also be appointed to the Board following receipt of regulatory approvals.

In addition, and in connection with the July 2024 Capital Raise, the Bank appointed Simone Lagomarsino, who most recently served as Chief Executive Officer of Luther Burbank Savings and Luther Burbank Corporation, to serve as its President. The Board determined to appoint Ms. Lagomarsino following a review of its organizational structure and receipt of a positive recommendation by its Nominating and Corporate Governance Committee. Ms. Lagomarsino was not appointed to serve as a New Director or as President of the Bank at the direction of any of the Investors or as a condition to Closing under the Investment Agreements.
Biographical information for each New Director is set forth below:
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Sam Edelson.   Mr. Edelson is a real estate developer, investor, and Founder and President of Exact Title, a Denver, Colorado based title insurance agency founded in 2021. Mr. Edelson also founded Force7Mgmt in 2020, where he focuses on preserving historically significant buildings while also adding attainably priced multifamily units to the housing stock. Prior to founding Exact Title and Force7Mgmt, Mr. Edelson worked at Cyrus Capital from 2015 to 2019, focusing on credit and structured credit investments. Since 2022, he has served on the executive board of the nonprofit organization One Mainstreet Colorado. Mr. Edelson began his career at Bain Capital Credit (previously called Sankaty Advisors). He graduated from the Wharton School at the University of Pennsylvania, with concentration in finance and real estate.
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Henchy R. Enden.   Ms. Enden has served as a managing director at Fortress Investment Group since January 2024. Immediately prior, Ms. Enden was a portfolio manager and equity analyst for MFP Investors LLC, an investment management company based in New York, a position she held since 2004. She previously served as a director of Avidbank Holdings, Inc. from August 2022 to January 2024. She also served as a director of Dynasty Financial Partners from November 2021 to January 2024, Atlantic Capital Bancshares Inc. from June 2015 to March 2022, when it was purchased by SouthState Bank, and First Security, a bank purchased by Atlantic Capital, from 2013 until 2015. In addition, Ms. Enden previously served as a director of Bridgeview Bancorp, a bank in Chicago, Illinois, from July 2015 until May 2019, when the bank was acquired by First Midwest Bancorp. Ms. Enden also served as a director of West Coast Bancorp, a bank in Lake Oswego, Oregon, from January 2012 until April 2013, when it was acquired by Columbia Banking System, Inc. Ms. Enden holds a B.S. degree from Touro College and an M.B.A. from the Columbia University Graduate School of Business.

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Benjamin Mackovak.   Mr. Mackovak is a Co-Founder and Managing Member of Strategic Value Bank Partners, an investment firm specializing in community banks founded in 2015. Prior to Strategic Value Bank Partners, Mr. Mackovak was the Founder and Portfolio Manager of Cavalier Capital, an investment firm based in Cleveland, Ohio, from 2012 to 2015. Mr. Mackovak was the Senior Analyst at Rivanna Capital, an investment firm based in Charlottesville, Virginia from 2006 to 2012. Mr. Mackovak worked at First American Trust as an Associate Portfolio Manager, an investment firm based in Newport Beach, California from 2004 to 2005. Mr. Mackovak began his career at Merrill Lynch. Mr. Mackovak currently serves on the Board of Directors for BankFinancial Corp (NASDAQ: BFIN) since 2024, People’s Bank of Commerce since 2021, Community Bank of the Bay since 2018, and Keystone Bank since 2018. Previously, he served on the board of United Security Bancshares, First South Bancorp, Peak Bancorp, Foothills Community Bank, TIG Bancorp and First State Bank of Colorado. In his experience as a bank director, Mr. Mackovak has served on the Compensation Committee, Loan Committee, Corporate Governance Committee, Nominating Committee, ALCO Committee, M&A Committee, and Audit Committee of various community banks. In addition to serving on bank boards, Mr. Mackovak also serves on the Board of Directors for the Great Lakes Science Center. Mr. Mackovak Holds an MBA from the University of Virginia’s Darden Graduate School of Business and a Bachelor of Arts from Kent State University, where he graduated magna cum laude.

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Simone Lagomarsino.   Ms. Lagomarsino has been an executive officer of numerous publicly traded financial institutions, including most recently serving as CEO of Luther Burbank Savings and Luther Burbank Corporation (NASDAQ: LBC) from 2019 through February 2024 and as a director from 2018 until February 2024. Ms. Lagomarsino served as Chair of the board of directors of the Federal Home Loan Bank of San Francisco from 2022 to 2023 and has served as a director since 2013. She served on the board of directors of the Federal Reserve Bank of San Francisco from 2022 to July 2024. Ms. Lagomarsino served as President and CEO of the Western Bankers Association from 2017 to 2018 and as a director of Pacific Premier Bancorp (Nasdaq: PPBI) from 2017 to 2018. From 2011 to 2017, she served as CEO of Heritage Oaks Bank and as President and CEO of Heritage Oaks Bancorp. Previous to that, she held executive positions with City National Bank, Hawthorne Savings, Kinecta Federal Credit Union, Ventura County National Bank and Warner Center Bank. Ms. Lagomarsino was named by American Banker as Community Banker of the Year in 2013. She served as a director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) from 2019 to 2022. Ms. Lagomarsino holds an M.B.A. in Finance from Claremont Graduate University and a B.A. in Economics from Claremont McKenna College.

Descriptions of the other members of the Board and Bank Board can be found in our Definitive Proxy Statement filed with the SEC on April 18, 2024.

PROPOSAL NO. 1: APPROVE AND ADOPT AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES
(The Authorized Share Amendment Proposal)
We are asking you to adopt and approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Authorized Share Amendment”, and such proposal, the “Authorized Share Amendment Proposal”). The Board has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Article IV of our Certificate of Incorporation to increase our authorized shares of common stock.
Reasons for the Proposed Amendment
The purpose of the Authorized Share Amendment is to fulfill our obligations under the Investment Agreements, as described in the section entitled “Summary of the July 2024 Capital Raise”. In addition, the Authorized Share Amendment will provide the Company additional authorized shares, and, accordingly, flexibility (i) to opportunistically access capital markets whenever we believe it is advisable in order to execute on our business and strategy of responsible growth and financial strength for the Company, and to address regulatory expectations, and (ii) in the case we are presented with any future potential strategic transactions or other corporate opportunities that we determine are advisable.
Under Delaware law, stockholder approval is required to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. Therefore, the Authorized Share Amendment must be approved by the Company’s stockholders in order to permit the filing of the amendment with the Secretary of State of the State of Delaware.
Potential Effects of the Proposed Amendment
If the Authorized Share Amendment is approved by our stockholders, we will file the amendment with the Secretary of State of the State of Delaware promptly following the conclusion of the Special Meeting and, subsequently, we will have the authority to issue 205,000,000 shares of capital stock divided into two classes: (i) 200,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock.
The Board can determine whether, when, and on what terms the issuance of shares of common stock may be warranted in connection with any future actions, subject to the terms of our Certificate of Incorporation. As a consequence, if the Authorized Share Amendment is approved by our stockholders, the remaining number of authorized shares of common stock that are not reserved for issuance in respect of shares of the Preferred Stock and Series C NVCE Stock issuable upon exercise of the Issued Warrants would be available for issuance without further action by our stockholders, subject to applicable law or regulation.
Effect of Stockholder Approval
Series A Preferred Stock.   If the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, the special dividend rights and liquidation preferences will cease to apply to the Series A Preferred Stock and the holders of Series A Preferred Stock thereafter will only be entitled to receive dividends at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock, and will rank as equal to the common stock in any liquidation of the Company. In addition, if the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, shares of Series A Preferred Stock will automatically convert into shares of common stock in accordance with the terms of the Series A Certificate of Designations upon a Reg Y Transfer, subject to any other limitations therein.
Series B Preferred Stock.   If the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, the Series B Preferred Stock will automatically convert into shares of common stock in accordance with the terms of the Series B Certificate of Designations, subject to any other limitations therein.

Series C NVCE Stock.   No shares of Series C NVCE Stock were outstanding as of the Record Date. However, if the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, any Series C NVCE Stock issued upon exercise of the Issued Warrants will automatically convert into shares of common stock in accordance with the terms of the Series C Certificate of Designations upon a Reg Y Transfer, subject to any other limitations therein.
Under the Investment Agreements, the Closing was not conditioned on the stockholder approval of the Authorized Share Amendment and the Share Issuance, but the conversion of the Preferred Stock and Series C NVCE Stock issuable upon exercise of the Issued Warrants, as applicable, into common stock is conditioned on and/or requires the stockholder approval of the Authorized Share Amendment and the Share Issuance.
Consequences Associated with the Approval of this Proposal
Conversion of the Preferred Stock and Series C NVCE Stock into Common Stock.   Conversion of all of the shares of Preferred Stock issued in the Investment would result in the issuance of approximately 44,301,000 shares of common stock. Conversion of all the shares of Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment would result in the issuance of approximately 22,239,000 additional shares of common stock (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full). The rights and privileges associated with the common stock issuable upon conversion of the Preferred Stock and/or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants will be identical to the rights and privileges associated with the common stock, and such shares of common stock do not have any preemptive rights.
Improved Capital Ratios.   As a bank holding company regulated by the Board of Governors of the Federal Reserve System, the Company is required to maintain capital in forms and amounts that exceed specified regulatory minimums and general supervisory expectations. The Series A Preferred Stock and Series B Preferred Stock are treated as “additional Tier 1 capital” for regulatory capital purposes. The conversion or exchange of the Series A Preferred Stock and Series B Preferred Stock into common stock, which is conditioned (in part) on the receipt of certain governmental and stockholder approvals as described herein, will allow the associated capital amounts to instead be treated as “common equity tier 1” (or CET1) capital for regulatory capital purposes. CET1 capital is a higher and generally preferred form of regulatory capital than is additional Tier 1 capital. The table below compares the actual regulatory capital ratios of the Company as of June 30, 2024, with those same ratios as of June 30, 2024, adjusted to reflect closing of the capital raise and assuming full conversion or exchange of the Series A Preferred Stock and Series B Preferred Stock into common stock.
	JUNE 30, 2024 (ACTUAL)	JUNE 30, 2024 (PRO FORMA WITH JULY 2024 CAPITAL RAISE ASSUMING FULL CONVERSION)
CET1 Capital Ratio	10.30%	12.68%
Tier 1 Capital Ratio	10.30%	12.68%
Total Capital Ratio	12.60%	14.99%
Leverage Ratio	7.08%	8.22%
Elimination of Costly Dividends and Dividend Blockers.   Each of the Series A Preferred Stock and Series B Preferred Stock currently have a 13% non-cumulative annual dividend rate, and have their first dividend payment date on February 16, 2025. If this Proposal and the Share Issuance Proposal are approved, then the Series B Preferred Stock will automatically convert into common stock and the Series A Preferred Stock dividend will change to a participating common rate (i.e., same dividend as the common stock). The 13% dividend on the full Series A Preferred Stock and Series B Preferred Stock issued in the July 2024 Capital Raise is approximately $23,612,433 annually. Because the dividends are non-cumulative, the Company could determine not to pay the dividend in any period, however, in such case the Company would be prohibited from paying dividends on the common stock.
Elimination of Liquidation Preference.   Each of the Series A Preferred Stock and Series B Preferred Stock currently have a liquidation preference equal to $4,100 per share. With respect to such liquidation preference, the Series A Preferred Stock ranks pari passu with the Series B Preferred Stock, and ranks senior to the common stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, each of the Series A Preferred Stock and Series B Preferred Stock participates with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the respective Certificate of Designations), each of the Series A Preferred Stock and Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. If this Proposal and the Share Issuance Proposal are approved, the Series A Preferred Stock will rank as equal to the common stock in any liquidation of the Company, and the Series B Preferred Stock will automatically convert into common stock.
Increased Authorized Shares.   As of the Record Date, the Company had 67,852,058 shares of common stock issued and outstanding. In the event that all the shares of Preferred Stock and shares of Series C NVCE Stock issuable upon the exercise of the Issued Warrant issued in the July 2024 Capital Raise, were converted to shares of common stock, an additional approximately 66,540,000 shares of common stock would become issued and outstanding, which, together with the shares of common stock already issued and outstanding, would be approximately 134,392,058 shares of common stock. Our Certificate of Incorporation only authorizes the Company to issue 100,000,000 shares of common stock. There are insufficient authorized but unissued shares of common stock available to facilitate the conversion into common stock of all shares of Preferred Stock and shares of Series C NVCE Stock issuable upon the exercise of the Issued Warrant issued in the July 2024 Capital Raise. An increase in the authorized shares of common stock would also provide the Company additional authorized share capital and, accordingly, flexibility (i) to use the common stock as a form of employee compensation, (ii) to opportunistically access capital markets whenever we believe it is advisable in order to execute on our business and strategy of responsible growth and financial strength for the Company, and to address regulatory expectations, and (iii) in the case we are presented with any future potential strategic transactions or other corporate opportunities that we determine are advisable.
Dilution.   Conversion of the Preferred Stock and Series C NVCE Stock issuable upon exercise of all of the Issued Warrants would be expected to result in the issuance of shares of the common stock. There would be a dilutive effect on the voting power of the common stock issued and outstanding as a result of any conversions of Preferred Stock or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full).
Conversion of all of the shares of Preferred Stock issued in the Investment would result in a total issuance of approximately 44,301,000 shares of common stock. Conversion of all the shares of Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment would result in the issuance of approximately 22,239,000 additional shares of common stock (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full). The conversion of the Preferred Stock and Series C NVCE Stock into common stock would have a dilutive effect on the voting power of the common stock issued and outstanding, as set forth in the below table. However, the conversion of the Preferred Stock and Series C NVCE Stock into common stock would not have a dilutive economic effect on the common stock issued and outstanding, as the Preferred Stock and Series C NVCE Stock have liquidation and/or dividend preferences that rank pari passu or, in some cases, above the common stock. After the liquidation preferences are satisfied, the Preferred Stock participates pro rata with the common stock on a pari passu basis. However, the holders of such converted common stock would not gain any economic rights in the Company upon conversion that they did not already have by virtue of their ownership of the Preferred Stock and Series C NVCE Stock. In contrast, if the Preferred Stock does not convert, then it will continue to have the superior economic rights relative to the common stock, as described above.

	COMMON STOCK ISSUED & OUTSTANDING	COMMON STOCK ACQUIRED BY INVESTORS IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE	COMMON STOCK ACQUIRED BY INVESTORS IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE AS A PERCENTAGE OF OUTSTANDING COMMON STOCK
As of July 7, 2024	56,543,382	11,308,676	16.7%
As of August 5, 2024 (the “Record Date”)	67,852,058	11,308,676	16.7%
As of the Record Date Assuming Full Conversion of the Preferred Stock and Series C NVCE Stock	134,392,058	77,848,676	57.9%
Market Effects.   In accordance with the Registration Rights Agreement, the Company intends to file and seek the effectiveness of a registration statement with the SEC to enable the holders of the Preferred Stock and the Issued Warrants to freely sell their shares of common stock to be issued upon conversion of the Preferred Stock or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants, as applicable. If significant quantities of the common stock are sold, or if it is perceived that they may be sold, the market price of the common stock may be adversely affected.
Consequences Associated with the Failure to Approve this Proposal
Series A Preferred Stock.   For the period of time between the Closing and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series A Certificate of Designations provides for (a) quarterly non-cumulative cash dividends at an annual rate of 13% with an initial payment date of February 16, 2025, as and if declared by the Board and, accordingly, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series A Preferred Stock a full dividend at the same time, and (b) a per share of Series A Preferred Stock liquidation preference equal to $4,100 per share and, following the satisfaction of the liquidation preference, the shares of Series A Preferred Stock participate with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. From and after the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series A Preferred Stock (i) are thereafter entitled to receive dividends only at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock, and (ii) shall rank as equal to the common stock in any liquidation of the Company. Therefore, unless and until the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the shares of Series A Preferred Stock will have superior dividend and liquidation rights to shares of common stock.
Series B Preferred Stock.   For the period of time between the Closing and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series B Certificate of Designations provides for (a) quarterly non-cumulative cash dividends at an annual rate of 13% with an initial payment date of February 16, 2025, as and if declared by the Board and, accordingly, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series B Preferred Stock a full dividend at the same time, and (b) a per share of Series B Preferred Stock liquidation preference equal to $4,100 per share and, following the satisfaction of the liquidation preference, the shares of Series B Preferred Stock participate with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. From and after the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the foregoing dividend rights and liquidation preferences cease to apply and the shares of Series B Preferred Stock will automatically convert into shares of common stock. Therefore, unless and until the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, shares of Series B Preferred Stock will remain outstanding and have superior dividend and liquidation rights to shares of common stock.

Incentive Warrants.   If the Company is not able to obtain the requisite stockholder approval of each of the Authorized Share Amendment and the Share Issuance on or before February 3, 2025, the Company will be required to issue to the Investors cash-settled warrants (the “Incentive Warrants”), which would become exercisable 60 days after their issuance if the receipt of the requisite stockholder approval of each of the Authorized Share Amendment and the Share Issuance still have not been obtained at such time. The Incentive Warrants provide the holder thereof the right, until the ten-year anniversary of the issuance of such warrant, to receive from the Company cash in an amount based on the Company’s then current stock price (and net the $4.10 per share exercise price), subject to a cap equal to: (i) from issuance thereof until (but not including) April 4, 2025, 120% of such holder’s investment in the Company in the Investment; (ii) April 4, 2025 until (but not including) June 3, 2025, 140% of such holder’s investment in the Company in the Investment; (iii) on June 3, 2025 until (but not including) August 2, 2025, 160% of such holder’s investment in the Company in the Investment; and (iv) from and after August 2, 2025, 180% of such holder’s investment in the Company in the Investment. The maximum coverage of the Incentive Warrants shall not exceed 180%. Therefore, unless and until the receipt of the approval of the Authorized Share Amendment and the Share Issuance, the Company may have an obligation to issue Incentive Warrants and, subsequently, make material cash payments to the holders thereof if exercised.
Adjournments.   The Investment Agreements require the Company to adjourn or postpone the Special Meeting if on the date of the Special Meeting the Company has not received proxies representing a sufficient number of shares of common stock necessary to obtain the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance and, following such adjournment or postponement, the Company shall solicit proxies representing a sufficient number of shares of common stock necessary to obtain the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance.
Limited Ability to Raise Common Equity.   As of the Record Date, there were 67,852,058 shares of common stock issued and outstanding. If this Proposal is not approved and the Certificate of Incorporation is not amended to increase the number of authorized shares of common stock, there would only be 32,147,942 shares of common stock available for future issuance, based on the number of shares outstanding on the Record Date, which would limit the Company’s options should it need to raise additional capital.
Limited Ability to use Common Stock for Strategic Transactions.   The Company does not have sufficient available shares of authorized common stock to issue with any future potential strategic transactions or other corporate opportunities that the Company may determine are advisable. If the Authorized Share Amendment Proposal is not approved, the Company may not be able to capitalize on such transactions or opportunities or may need to use cash instead of equity capital.
Interests of Directors and Executive Officers
Although certain of our officers and directors have an interest in the Authorized Share Amendment Proposal as a result of their ownership of shares of common stock, we do not believe that our officers or directors have interests in the Authorized Share Amendment Proposal that are different than or greater than those of any of our other stockholders, other than Simone Lagomarsino, who holds Issued Warrants, and each of Sam Edelson, Henchy R. Enden and Benjamin Mackovak, who were designated for appointment to the Board by Canyon, Fortress and SVPB, respectively, which have direct or indirect beneficial ownership of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Issued Warrants sold in the July 2024 Capital Raise (which would convert or be exchanged into common stock, subject to certain limitations, as discussed in the Summary of the July 2024 Capital Raise if the Authorized Share Amendment and the Share Issuance were approved). However, the Board considered such differing interests when evaluating the proposal and in light of the context of the July 2024 Capital Raise and the benefits to stockholders of approval of this proposal (such as elimination of the dividend and liquidation preference associated with the Series A Preferred Stock, conversion of shares of Series B Preferred Stock and avoidance of the obligation to issue the Incentive Warrants), the Board unanimously determined that the approval of the Authorized Share Amendment is in the best interests of the Company and its stockholders and recommends that stockholders approve the proposal.

Text of the Amendment
The proposed amendment to our Certificate of Incorporation, which is set forth in Appendix A to this Proxy Statement, shows the proposed amendment of Article IV of the Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by bold text. Further, a full copy of the Certificate of Amendment to the Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, assuming this proposal is approved by our stockholders at the Special Meeting, is set forth in Appendix B. If this proposal is approved by our stockholders, the amendment will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Special Meeting.
Vote Required and Recommendation of the Board
Approval of the Authorized Share Amendment Proposal requires the affirmative vote of a majority of the votes cast by Company’s stockholders in person or by proxy at the Special Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

PROPOSAL NO: 2 APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF PREFERRED SHARES OF THE COMPANY ISSUED IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE
(The Share Issuance Proposal)
We are asking our stockholders to approve at this Special Meeting the issuance of shares of common stock upon conversion of preferred shares of the Company issued in connection with the July 2024 Capital Raise.
Reasons for Requesting Stockholder Approval
Section 312.03(c) of the NYSE’s Listed Company Manual requires that a company with securities listed on NYSE obtain stockholder approval of the issuance of common stock in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock, unless one or more exceptions in NYSE Rule 312.03(c) apply.
As of July 7, 2024, there were 56,543,382 shares of common stock issued and outstanding. In connection with the Closing, the Company issued 11,308,676 shares of common stock. Upon and assuming the conversion of all of (a) the Preferred Stock issued in the Investment, and (b) the Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment, an additional approximately 66,540,000 shares of common stock would become issued and outstanding. The total number of shares of common stock issued and issuable (upon the conversion of all of (i) the Preferred Stock issued in the Investment, and (ii) the Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment) would exceed the 20% Cap and, therefore, approval of the Company’s stockholders of such total issuances of common stock is required by NYSE Rule 312.03(c) to allow such conversion of shares of Preferred Stock and Series C NVCE Stock (the “Share Issuance”).
Effect of Stockholder Approval
Series A Preferred Stock.   If the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, the special dividend rights and liquidation preferences will cease to apply to the Series A Preferred Stock and the holders of Series A Preferred Stock thereafter will only be entitled to receive dividends at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock, and will rank as equal to the common stock in any liquidation of the Company. In addition, if the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, shares of Series A Preferred Stock will automatically convert into shares of common stock in accordance with the terms of the Series A Certificate of Designations upon a Reg Y Transfer, subject to any other limitations therein.
Series B Preferred Stock.   If the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, the Series B Preferred Stock will automatically convert into shares of common stock in accordance with the terms of the Series B Certificate of Designations, subject to any other limitations therein.
Series C NVCE Stock.   No shares of Series C NVCE Stock were outstanding as of the Record Date. However, if the Company’s stockholders approve the Authorized Share Amendment and the Share Issuance, any Series C NVCE Stock issued upon exercise of the Issued Warrants will automatically convert into shares of common stock in accordance with the terms of the Series C Certificate of Designations upon a Reg Y Transfer, subject to any other limitations therein.
Under the Investment Agreements, the Closing was not conditioned on the stockholder approval of the Authorized Share Amendment and the Share Issuance, but the conversion of the Preferred Stock and Series C

NVCE Stock issuable upon exercise of the Issued Warrants, as applicable, into common stock is conditioned on and/or requires the stockholder approval of the Authorized Share Amendment and the Share Issuance.
Consequences Associated with the Approval of this Proposal
Conversion of the Preferred Stock and Series C NVCE Stock into Common Stock.   Conversion of all of the shares of Preferred Stock issued in the Investment would result in the issuance of approximately 44,301,000 shares of common stock. Conversion of all the shares of Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment would result in the issuance of approximately 22,239,000 additional shares of common stock (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full). The rights and privileges associated with the common stock issuable upon conversion of the Preferred Stock and/or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants will be identical to the rights and privileges associated with the common stock, and such shares of common stock do not have any preemptive rights.
Improved Capital Ratios.   As a bank holding company regulated by the Board of Governors of the Federal Reserve System, the Company is required to maintain capital in forms and amounts that exceed specified regulatory minimums and general supervisory expectations. The Series A Preferred Stock and Series B Preferred Stock are treated as “additional Tier 1 capital” for regulatory capital purposes. The conversion or exchange of the Series A Preferred Stock and Series B Preferred Stock into common stock, which is conditioned (in part) on the receipt of certain governmental and stockholder approvals as described herein, will allow the associated capital amounts to instead be treated as “common equity tier 1” (or CET1) capital for regulatory capital purposes. CET1 capital is a higher and generally preferred form of regulatory capital than is additional Tier 1 capital. The table below compares the actual regulatory capital ratios of the Company as of June 30, 2024, with those same ratios as of June 30, 2024, adjusted to reflect closing of the capital raise and assuming full conversion or exchange of the Series A Preferred Stock and Series B Preferred Stock into common stock.
	JUNE 30, 2024 (ACTUAL)	JUNE 30, 2024 (PRO FORMA WITH JULY 2024 CAPITAL RAISE ASSUMING FULL CONVERSION)
CET1 Capital Ratio	10.30%	12.68%
Tier 1 Capital Ratio	10.30%	12.68%
Total Capital Ratio	12.60%	14.99%
Leverage Ratio	7.08%	8.22%
Elimination of Costly Dividends and Dividend Blockers.   Each of the Series A Preferred Stock and Series B Preferred Stock currently have a 13% non-cumulative annual dividend rate, and have their first dividend payment date on February 16, 2025. If this Proposal and the Share Issuance Proposal are approved, then the Series B Preferred Stock will automatically convert into common stock and the Series A Preferred Stock dividend will change to a participating common rate (i.e., same dividend as the common stock). The 13% dividend on the full Series A Preferred Stock and Series B Preferred Stock issued in the July 2024 Capital Raise is approximately $23,612,433 annually. Because the dividends are non-cumulative, the Company could determine not to pay the dividend in any period, however, in such case the Company would be prohibited from paying dividends on the common stock.
Elimination of Liquidation Preference.   Each of the Series A Preferred Stock and Series B Preferred Stock currently have a liquidation preference equal to $4,100 per share. With respect to such liquidation preference, the Series A Preferred Stock ranks pari passu with the Series B Preferred Stock, and ranks senior to the common stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, each of the Series A Preferred Stock and Series B Preferred Stock participates with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the respective Certificate of Designations), each of the Series A Preferred Stock and Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. If this Proposal and the Authorized Share Amendment Proposal are approved, the Series A Preferred Stock will rank as equal to the common stock in any liquidation of the Company, and the Series B Preferred Stock will automatically convert into common stock.
Increased Authorized Shares.   As of the Record Date, the Company had 67,852,058 shares of common stock issued and outstanding. In the event that all the shares of Preferred Stock and shares of Series C NVCE Stock issuable upon the exercise of the Issued Warrant issued in the July 2024 Capital Raise were converted to shares of common stock, an additional approximately 66,540,000 shares of common stock would become issued and outstanding, which, together with the shares of common stock already issued and outstanding, would be approximately 134,392,058 shares of common stock. Our Certificate of Incorporation only authorizes the Company to issue 100,000,000 shares of common stock. There are insufficient authorized but unissued shares of common stock available to facilitate the conversion into common stock of all shares of Preferred Stock and shares of Series C NVCE Stock issuable upon the exercise of the Issued Warrant issued in the July 2024 Capital Raise. An increase in the authorized shares of common stock would also provide the Company additional authorized share capital and, accordingly, flexibility (i) to use the common stock as a form of employee compensation, (ii) to opportunistically access capital markets whenever we believe it is advisable in order to execute on our business and strategy of responsible growth and financial strength for the Company, and to address regulatory expectations, and (iii) in the case we are presented with any future potential strategic transactions or other corporate opportunities that we determine are advisable.
Dilution.   Conversion of the Preferred Stock and Series C NVCE Stock issuable upon exercise of all of the Issued Warrants would be expected to result in the issuance of shares of the common stock. There would be a dilutive effect on the voting power of the common stock issued and outstanding as a result of any conversions of Preferred Stock or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full).
Conversion of all of the shares of Preferred Stock issued in the Investment would result in a total issuance of approximately 44,301,000 shares of common stock. Conversion of all the shares of Series C NVCE Stock issuable upon exercise of all of the Issued Warrants issued in the Investment would result in the issuance of approximately 22,239,000 additional shares of common stock (however, given the net settlement feature of the Issued Warrants, less than the full amount of the Series C NVCE Stock will be issued even if the Issued Warrants are exercised in full). The conversion of the Preferred Stock and Series C NVCE Stock into common stock would have a dilutive effect on the voting power of the common stock issued and outstanding, as set forth in the below table. However, the conversion of the Preferred Stock and Series C NVCE Stock into common stock would not have a dilutive economic effect on the common stock issued and outstanding, as the Preferred Stock and Series C NVCE Stock have liquidation and/or dividend preferences that rank pari passu or, in some cases, above the common stock. After the liquidation preferences are satisfied, the Preferred Stock participates pro rata with the common stock on a pari passu basis. However, the holders of such converted common stock would not gain any economic rights in the Company upon conversion that they did not already have by virtue of their ownership of the Preferred Stock and Series C NVCE Stock. In contrast, if the Preferred Stock does not convert, then it will continue to have the superior economic rights relative to the common stock, as described above.
	COMMON STOCK ISSUED & OUTSTANDING	COMMON STOCK ACQUIRED BY INVESTORS IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE	COMMON STOCK ACQUIRED BY INVESTORS IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE AS A PERCENTAGE OF OUTSTANDING COMMON STOCK
As of July 7, 2024	56,543,382	11,308,676	16.7%
As of August 5, 2024 (the “Record Date”)	67,852,058	11,308,676	16.7%
As of the Record Date Assuming Full Conversion of the Preferred Stock and Series C NVCE Stock	134,392,058	77,848,676	57.9%

Market Effects.   In accordance with the Registration Rights Agreement, the Company intends to file and seek the effectiveness of a registration statement with the SEC to enable the holders of the Preferred Stock and the Issued Warrants to freely sell their shares of common stock to be issued upon conversion of the Preferred Stock or Series C NVCE Stock issuable upon exercise of all of the Issued Warrants, as applicable. If significant quantities of the common stock are sold, or if it is perceived that they may be sold, the market price of the common stock may be adversely affected.
Consequences Associated with the Failure to Approve this Proposal
Series A Preferred Stock.   For the period of time between the Closing and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series A Certificate of Designations provides for (a) quarterly non-cumulative cash dividends at an annual rate of 13% with an initial payment date of February 16, 2025, as and if declared by the Board and, accordingly, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series A Preferred Stock a full dividend at the same time, and (b) a per share of Series A Preferred Stock liquidation preference equal to $4,100 per share and, following the satisfaction of the liquidation preference, the shares of Series A Preferred Stock participate with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. From and after the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series A Preferred Stock (i) are thereafter entitled to receive dividends only at the same time and on the same terms as the holders of common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of common stock, and (ii) shall rank as equal to the common stock in any liquidation of the Company. Therefore, unless and until the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the shares of Series A Preferred Stock will have superior dividend and liquidation rights to shares of common stock.
Series B Preferred Stock.   For the period of time between the Closing and the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the Series B Certificate of Designations provides for (a) quarterly non-cumulative cash dividends at an annual rate of 13% with an initial payment date of February 16, 2025, as and if declared by the Board and, accordingly, the Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the common stock, unless the Board declares and pays to the holders of Series B Preferred Stock a full dividend at the same time, and (b) a per share of Series B Preferred Stock liquidation preference equal to $4,100 per share and, following the satisfaction of the liquidation preference, the shares of Series B Preferred Stock participate with the common stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. From and after the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, the foregoing dividend rights and liquidation preferences cease to apply and the shares of Series B Preferred Stock will automatically convert into shares of common stock. Therefore, unless and until the receipt of the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance, shares of Series B Preferred Stock will remain outstanding and have superior dividend and liquidation rights to shares of common stock.
Incentive Warrants.   If the Company is not able to obtain the requisite stockholder approval of each of the Authorized Share Amendment and the Share Issuance on or before February 3, 2025, the Company will be required to issue to the Investors cash-settled Incentive Warrants, which would become exercisable 60 days after their issuance if the receipt of the requisite stockholder approval of each of the Authorized Share Amendment and the Share Issuance still have not been obtained at such time. The Incentive Warrants provide the holder thereof the right, until the ten-year anniversary of the issuance of such warrant, to receive from the Company cash in an amount based on the Company’s then current stock price (and net the $4.10 per share exercise price), subject to a cap equal to: (i) from issuance thereof until (but not including) April 4, 2025, 120% of such holder’s investment in the Company in the Investment; (ii) April 4, 2025 until (but not including) June 3, 2025, 140% of such holder’s investment in the Company in the Investment; (iii) on June 3, 2025 until (but not including) August 2, 2025, 160% of such holder’s investment in the Company in the Investment; and (iv) from and after August 2, 2025, 180% of such holder’s investment in the Company in the Investment. The maximum coverage of the Incentive Warrants shall not exceed 180%. Therefore, unless and until the receipt of the approval of the Authorized Share Amendment and the Share Issuance, the Company may have an obligation to issue Incentive Warrants and, subsequently, make material cash payments to the holders thereof if exercised.
Adjournments.   The Investment Agreements require the Company to adjourn or postpone the Special Meeting if on the date of the Special Meeting the Company has not received proxies representing a sufficient number of shares of common stock necessary to obtain the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance and, following such adjournment or postponement, the Company shall solicit proxies representing a sufficient number of shares of common stock necessary to obtain the requisite stockholder approval of both the Authorized Share Amendment and the Share Issuance.
Interests of Directors and Executive Officers
Although certain of our officers and directors have an interest in the Share Issuance Proposal as a result of their ownership of shares of common stock, we do not believe that our officers or directors have interests in the Share Issuance Proposal that are different than or greater than those of any of our other stockholders, other than Simone Lagomarsino, who holds Issued Warrants, and each of Sam Edelson, Henchy R. Enden and Benjamin Mackovak, who were designated for appointment to the Board by Canyon, Fortress and SVPB, respectively, which have direct or indirect beneficial ownership of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Issued Warrants held by Canyon, Fortress and SVPB, respectively (which would convert or be exchanged into common stock, subject to certain limitations, if the Authorized Share Amendment Proposal and the Share Issuance Proposal were approved). However, the Board considered such differing interests when evaluating the proposal and in light of the context of the July 2024 Capital Raise and the benefits to stockholders of approval of this proposal (such as elimination of the dividend and liquidation preference associated with the Series A Preferred Stock, conversion of shares of Series B Preferred Stock and avoidance of the obligation to issue the Incentive Warrants), the Board unanimously determined that the approval of the Share Issuance Proposal is in the best interests of the Company and its stockholders and recommends that stockholders approve the proposal.
Vote Required and Recommendation of the Board
Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF PREFERRED SHARES OF THE COMPANY ISSUED IN CONNECTION WITH THE JULY 2024 CAPITAL RAISE.

PROPOSAL NO. 3: APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING
(The Adjournment Proposal)
Pursuant to the terms of the Investment Agreements, the Company is required to adjourn or postpone the Special Meeting if (i) as of the time for which the Special Meeting is originally scheduled, there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or (ii) on the date of the Special Meeting, the Company has not received proxies representing a sufficient number of shares of common stock necessary for approval of the Authorized Share Amendment Proposal and the Share Issuance Proposal. If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of the Authorized Share Amendment Proposal and the Share Issuance Proposal is insufficient to approve such proposals, the Company intends to, and in the case of the failure to approve the Authorized Share Amendment Proposal and the Share Issuance Proposal, is required to, move to adjourn the Special Meeting to enable the Board to solicit additional proxies for approval of such proposals. In that event, the Company will ask the Company’s stockholders to vote upon the adjournment proposal.
In this proposal, the Company is asking the stockholders to authorize the holder of any proxy solicited by the Board, on a discretionary basis, if a quorum is not present, and if there are not sufficient votes at the time of the Special Meeting to approve the Authorized Share Amendment Proposal and the Share Issuance Proposal, to vote in favor of adjourning the Special Meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Company stockholders who have previously voted.
Vote Required and Recommendation of the Board
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Set forth below is information regarding the beneficial ownership, as of August 5, 2024, of the Company’s common stock by (i) each person who we knew beneficially owned more than 5% of the Company’s outstanding shares, (ii) each of the Company’s current directors, (iii) each of the Company’s named executive officers, and (iv) all of the directors and executive officers as a group. As of August 5, 2024, a total of 67,852,058 shares of common stock were issued and outstanding.
	As of August 5, 2024(1)
Name and Title	Number of Shares Beneficially Owned	Percent of Class
FMR LLC	5,074,294(2)	7.5%
BlackRock Inc.	4,363,792(3)	6.4%
Azora Capital LP	3,495,839(4)	5.2%
Scott F. Kavanaugh, Chief Executive Officer of the Company and FFB, Vice Chairman of the Company, President and Chairman of FFB	1,398,812(5)	2.1%
Simone F. Lagomarsino, President of FFB	121,951(6)	*
Max A. Briggs, Director	70,921(7)	*
John A. Hakopian, Director and President of FFA	657,039(8)	1.0%
David G. Lake, Director	167,631(9)	*
Elizabeth A. Pagliarini, Director	34,564(10)	*
Mitchell M. Rosenberg, Director	70,376	*
Diane M. Rubin, CPA. Director	26,450	*
Jacob P. Sonenshine, Director	99,208	*
Gabriel V. Vazquez, Director(11)	16,205	*
James Britton, Executive Vice President and Chief Financial Officer of the Company and FFB	4,000	*
Amy Djou, Former Interim Chief Financial Officer of the Company and FFB, Current Senior Vice President, Chief Accounting Officer and Deputy Chief Financial Officer of FFB(12)	333	*
Ulrich E. Keller, Jr., Former Executive Chairman of the Company and FFA	2,159,948(13)	3.2%
Christopher Naghibi, Executive Vice President and Chief Operating Officer of FFB	7,617(14)	*
Hugo Nuno, Executive Vice President and Chief Banking Officer of FFB	12,588	*
All Directors and executive officers as a Group (15 persons)	4,847,643	7.1%

*
Less than 1%

(1)
This table is based upon information supplied to us by our officers, directors and principal stockholders. Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as to which he or she is shown to be the beneficial owner, subject to applicable community property laws. The percentage ownership interest of each individual or group is based upon the total number of shares of the Company’s common stock outstanding plus the shares which the respective individual or group has the right to acquire within 60 days after August 5, 2024 through the exercise of stock options or pursuant to any contract or any other arrangement.

(2)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC by FMR LLC as of February 9, 2024. FMR LLC’s address is 245 Summer Street, Boston, MA, 02210.

(3)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC by BlackRock Inc. as of January 26, 2024. BlackRock Inc.’s address is 55 East 52nd Street New York, NY 10055.

(4)
Azora Capital LP’s address is 3480 Main Highway, Suite 200, Miami, FL 33133.

(5)
Includes 1,298,494 shares pledged as collateral to secure personal indebtedness of Mr. Kavanaugh.

(6)
Shares are held in a family trust.

(7)
Includes 6,000 shares beneficially owned by Mr. Briggs’ spouse, as to which he disclaims beneficial ownership.

(8)
Includes 447,000 shares are held in brokerage accounts pursuant to which they may serve as security for margin loans.

(9)
Includes 25,504 shares held in a family trust.

(10)
Includes 27,252 shares held in a family trust and 7,312 shares held in a defined benefit plan, over which Ms. Pagliarini shares voting and investment power.

(11)
Mr. Vazquez joined the Board on April 25, 2023.

(12)
Ms. Djou stepped down from her position as Interim Chief Financial Officer of the Company and FFB on August 3, 2023, upon the appointment of James Britton as Executive Vice President and Chief Financial Officer.

(13)
Includes 693,000 shares held in a family trust over which Mr. Keller shares voting and investment power. Includes 422,000 shares are held in brokerage accounts pursuant to which they may serve as security for margin loans. Also includes 215,000 shares beneficially owned by Mr. Keller’s spouse, as to which he disclaims beneficial ownership.

(14)
Includes 1,040 shares beneficially owned by Mr. Naghibi’s son.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Under Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must provide us with a written copy of that proposal, addressed to the principal executive office of the Company, at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, on or before December 19, 2024, which is 120 days prior to the anniversary of the date of the Company’s proxy statement for the 2024 Annual Meeting of Stockholders was first released to stockholders. However, if the date of our 2025 Annual Meeting changes by more than thirty days from the date of the annual meeting in 2024, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2025 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.
In accordance with the advance notice requirements contained in Article II, Section 2.2 of our Bylaws, a stockholder who proposes to bring business before, or make nominations of persons for election to the Board at, the 2025 Annual Meeting but who does not desire to have the proposal or nomination included in the proxy materials we distribute must deliver written notice to, and such written notice must be received by, our secretary not earlier than December 19, 2024 and not later than January 18, 2025. A stockholder’s written notice must include certain information concerning the stockholder and each nominee or proposal, as specified in the Bylaws, and otherwise comply with the requirements of that Section. Additionally, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for inclusion in a universal proxy card pursuant to Rule 14a-19 of the Exchange Act must provide written notice that sets forth the information required by the Bylaws and Rule 14a-19 under the Exchange Act not earlier than December 19, 2024 and not later than January 18, 2025. Notwithstanding the foregoing, in the event that we change the date of the 2025 Annual Meeting to a date that is more than thirty days before or after the anniversary of our 2024 Annual Meeting of Stockholders, written notice by a stockholder must be received by our secretary not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such annual meeting is first made by the Company. Stockholder proposals or nominations for directors that do not meet the notice requirements set forth above and further described in the Bylaws and/or Rule 14a-19 will not be acted upon at the 2025 Annual Meeting.
SOLICITATION OF PROXIES
We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Special Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with stockholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.
We have retained Sodali & Co. LLC to act as a proxy solicitor in conjunction with the Special Meeting. We have agreed to pay Sodali & Co. LLC up to $15,000, plus reasonable out-of-pocket expenses for proxy solicitation services. The parties’ engagement letter contains confidentiality, indemnification, and other provisions that the Company believes are customary for this type of engagement.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Broadridge Corporate Issuer Solutions, if you hold registered shares. You can notify Broadridge Corporate Issuer Solutions by sending a written request to: Broadridge Corporate Issuer Solutions, 1155 Long Island Ave, Edgewood, NY 11717, or by calling Broadridge Corporate Issuer Solutions at (855) 449-0975.
OTHER MATTERS
We are not aware of any other matters to come before the Special Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Special Meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.
FORWARD-LOOKING STATEMENTS
This Proxy Statement may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding, among other things, the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with July 2024 Capital Raise; the Company’s seeking (and the Company’s ability) to obtain approval of its stockholders of any necessary amendments of the Company’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with the July 2024 Capital Raise; receipt of any required regulatory approvals or non-objections in connection with the July 2024 Capital Raise or the appointment of directors or senior management; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.
Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.
The forward-looking statements in this Proxy Statement are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this Proxy Statement and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; risk that we will not be able to maintain growth at historic rates or at all; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margin, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that the Board may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.
Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this Proxy Statement to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Proxy Statement, which speak only as of the date they are made, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this Proxy Statement or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules.
By Order of the Board of Directors:
Erica Dorsett
[•], 2024

Appendix A
The total number of shares of stock that the Corporation shall have authority to issue is ~~105,000,000~~ [205,000,000], consisting of the following:
A.   ~~100,000,000~~ [200,000,000] shares of Common Stock, par value $0.001 per share.
B.   5,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), with the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized, subject to any limitations prescribed by law, but to the fullest extent permitted by law, to fix by resolution or resolutions the designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, any wholly unissued series of Preferred Stock including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
The Board of Directors is further authorized, subsequent to the issuance of shares of any series of Preferred Stock then outstanding, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of such series, the number of which was fixed by it, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
C.   Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this ARTICLE IV) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
D.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.
E.   Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

A-1

Appendix B
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FIRST FOUNDATION INC.
First Foundation Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: Pursuant to Section 242 of the DGCL, this Certificate of Amendment to Certificate of Incorporation (the “Amendment”) amends certain provisions of the Certificate of Incorporation of the Corporation, as currently in effect (the “Certificate”).
SECOND: This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL, and the provisions of the Certificate.
THIRD: Article IV of the Certificate shall be amended and restated in its entirety to read as follows:
“The total number of shares of stock that the Corporation shall have authority to issue is 205,000,000, consisting of the following:
A.   200,000,000 shares of Common Stock, par value $0.001 per share.
B.   5,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), with the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized, subject to any limitations prescribed by law, but to the fullest extent permitted by law, to fix by resolution or resolutions the designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, any wholly unissued series of Preferred Stock including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
The Board of Directors is further authorized, subsequent to the issuance of shares of any series of Preferred Stock then outstanding, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of such series, the number of which was fixed by it, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
C.   Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this ARTICLE IV) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
D.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

B-1

E.   Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.”
FOURTH: The Amendment shall be effective as of the date it is filed.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this     day of         , 2024.
FIRST FOUNDATION INC.
By:

[NAME]
[TITLE]

B-2

SCAN TOVIEW MATERIALS & VOTE BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O FIRST FOUNDATION INC.PO BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [•], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [•], 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55041-S94864 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYFIRST FOUNDATION INC.The Board of Directors recommends you vote FOR proposals 1, 2 and 3.For Against Abstain1.To approve and adopt an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.2.To approve the issuance of shares of common stock in connection with the July 2024 Capital Raise (as defined in the accompanying proxy statement) pursuant to New York Stock Exchange listing rules.3.To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve Proposals 1 and 2 have not been obtained.NOTE: In their discretion, the proxies are authorized to transact such other business and to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V55042-S94864FIRST FOUNDATION INC.Special Meeting of Stockholders [•], 2024 [•] Central TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of First Foundation Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [•], 2024, revoke(s) all previously granted proxies and nominate(s), constitute(s) and appoint(s) Scott F. Kavanaugh and Erica Dorsett, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is/are entitled to vote at the Special Meeting of Stockholders, which will be held on [•], 2024 at [•] Central Time, at [•], and at any and all adjournments and postponements thereof, as fully with the same force and effect as the undersigned might or could do if personally present at the Special Meeting, upon and in respect of the matters described and in accordance with the instructions on the reverse side.THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF PROPOSAL 1, "FOR" APPROVAL OF PROPOSAL 2, AND "FOR" APPROVAL OF PROPOSAL 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE ON ALL OTHER MATTERS THAT MAY BE PROPERLY PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE SPECIAL MEETING.